Exhibit Number 99.1

Investor Contact:	Kevin Hammons
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FIRST QUARTER 2020 RESULTS

FRANKLIN, Tenn. (April 28, 2020) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2020.

The following highlights the financial and operating results for the three months ended March 31, 2020.

•	Net operating revenues totaled $3.025 billion.

•

Net income attributable to Community Health Systems, Inc. common stockholders was $18 million, or $0.15 per share (diluted), compared with net loss of $(118) million, or $(1.04) per share (diluted), for the same period in 2019. Excluding the adjusting items as presented in the table in footnote (e) on page 13, net loss attributable to Community Health Systems, Inc. common stockholders was $(1.59) per share (diluted), compared to $(0.53) per share (diluted) for the same period in 2019.

•	Adjusted EBITDA was $309 million.

•	Net cash provided by operating activities was $57 million, compared with $133 million for the same period in 2019.

•	On a same-store basis, admissions decreased 5.2 percent and adjusted admissions decreased 4.8 percent, compared with the same period in 2019.

•	As discussed further below, developments related to the emergence and spread of a novel strain of coronavirus (“COVID-19”) resulted in a decline in patient volumes and increases in operating costs.

Net operating revenues for the three months ended March 31, 2020, totaled $3.025 billion, a 10.4 percent decrease, compared with $3.376 billion for the same period in 2019.

Net income attributable to Community Health Systems, Inc. common stockholders was $18 million, or $0.15 per share (diluted), for the three months ended March 31, 2020, compared with net loss of $(118) million, or $(1.04) per share (diluted), for the same period in 2019. Excluding the adjusting items as presented in the table in footnote (e) on page 13, net loss attributable to Community Health Systems, Inc. common stockholders was $(1.59) per share (diluted), for the three months ended March 31, 2020, compared to $(0.53) per share (diluted) for the same period in 2019. The change in tax valuation allowance (which was one of the adjusting items referenced above) had a positive impact of $240 million, or $2.10 per share (diluted), on net income attributable to Community Health Systems, Inc. common stockholders, and arose from the discrete tax benefits related to the release of federal and state valuation allowances on IRC Section 163(j) interest carryforwards as a result of an increase to the deductible interest expense allowed for 2019 and 2020 under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) that was enacted during the three months ended March 31, 2020. Weighted-average shares outstanding (diluted) were 114 million for the three months ended March 31, 2020, and 113 million for the three months ended March 31, 2019.

Adjusted EBITDA for the three months ended March 31, 2020, was $309 million compared with $391 million for the same period in 2019, representing a 21.0 percent decrease.

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CYH Announces First Quarter 2020 Results

April 28, 2020

The consolidated operating results for the three months ended March 31, 2020, reflect a 13.3 percent decrease in admissions and a 12.8 percent decrease in adjusted admissions, compared with the same period in 2019. On a same-store basis, admissions decreased 5.2 percent and adjusted admissions decreased 4.8 percent for the three months ended March 31, 2020, compared with the same period in 2019. On a same-store basis, net operating revenues decreased 3.5 percent for the three months ended March 31, 2020, compared with the same period in 2019.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We are all grateful for the courage and commitment of our nation’s healthcare workers as they put the care of their patients above all else in confronting COVID-19. Across our hospitals, physicians, nurses, and everyone else on the front lines have helped to save lives. Our organization has leveraged its resources to provide a rapid, coordinated and effective response to the pandemic. Now, we are also focused on reopening services where we can, especially for patients who have deferred important surgeries, procedures and other appointments. As we continue to manage our operations through the COVID-19 pandemic, our organization is doing everything possible to limit the spread of COVID-19 and to ensure our communities continue to have access to safe, quality healthcare.”

COVID – 19 Pandemic:

Due to the decline in patient volumes as a result of the COVID-19 pandemic beginning during the second half of March, the impact from the COVID-19 pandemic on the Company’s operations and financial results for the three months ended March 31, 2020 included decreases in net operating revenues and increases in expenses related to supply chain and other expenditures.

As previously announced in a Current Report on Form 8-K filed by the Company on April 6, 2020 (the “April 6 Form 8-K”), the Company is not able to fully quantify the impact that COVID-19 will have on its financial results during 2020, but expects developments related to COVID-19 to materially affect the Company’s financial performance in 2020. Moreover, as a result of the continuously changing and unpredictable environment related to COVID-19, as disclosed in the April 6 Form 8-K, the Company withdrew its 2020 financial guidance previously issued in its earnings release dated February 19, 2020 and is not providing further guidance in this earnings release.

Federal and state governments have passed legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency. Sources of relief include the CARES Act, which was enacted on March 27, 2020, and the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), which was enacted on April 24, 2020. The CARES Act includes $100 billion in funding to be distributed to eligible providers through the Public Health and Social Services Emergency Fund (the “PHSSEF”) as well as an expansion of the Medicare Accelerated and Advance Payment Program. The PPPHCE Act includes additional emergency appropriations for COVID-19 response, including $75 billion to be distributed to eligible providers through the PHSSEF.

In April 2020, the Company received approximately $245 million in payments through the PHSSEF and received accelerated Medicare payments of approximately $1.2 billion via the Medicare Accelerated and Advance Payment Program. These payments did not qualify for recognition in the three months ended March 31, 2020. PHSSEF payments (both under the CARES Act and the PPPHCE Act) are intended to compensate healthcare providers for lost revenues and incremental expenses incurred in response to the COVID-19 pandemic and are not required to be repaid provided that recipients attest to and comply with certain terms and conditions, including (in the case of payments under the CARES Act) limitations on balance billing and not using funds received from the PHSSEF to reimburse expenses or losses that other sources are obligated to reimburse (terms and conditions with respect to payments under the PPPHCE Act have not been finalized). In contrast, the payments under the Medicare Accelerated and Advance Payment Program are advances that providers must repay. The accelerated Medicare payments are interest free for up to 12 months and the program currently requires that CMS recoup the accelerated payments beginning 120 days after receipt by the provider, by withholding future Medicare fee-for-service payments for claims until such time as the full accelerated payment has been recouped. The program currently requires that any outstanding balance remaining after 12 months must be repaid by the provider or be subjected to a 10.25% interest rate.

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CYH Announces First Quarter 2020 Results

April 28, 2020

The PHSSEF payments and accelerated payments received to date and which the Company may receive in the future under the CARES Act and the PPPHCE Act as noted above, or other legislation, will be beneficial in addressing the impact of the COVID-19 pandemic on its results of operations and financial position. However, the Company is unable to assess the extent to which anticipated negative impacts on the Company arising from the COVID-19 pandemic will be offset by amounts and benefits received, and which the Company may receive in the future, under the CARES Act, the PPPHCE Act or other legislation.

On January 1, 2020, the Company completed the divestiture of three hospitals (in respect of which the Company received proceeds at a preliminary closing on December 31, 2019). In addition, since January 1, 2020 the Company has entered into several definitive agreements to sell a total of seven hospitals, for which the Company expects to receive aggregate proceeds of approximately $400 million. These divestitures, which are expected to be completed at various times during the second and third quarters of 2020, will mark the end of the formal portfolio rationalization strategy, which commenced in 2017. There can be no assurance that these potential divestitures subject to definitive agreements will be completed, or if they are completed, the ultimate timing of the completion of these divestitures. The Company continues to receive interest from potential acquirers for certain of its hospitals, and may, from time to time, consider selling additional hospitals following the completion of the Company’s formal portfolio rationalization strategy.

Financial and statistical data for 2019 and 2020 presented in this press release includes the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results exclude the results of a hospital acquired in 2019 and the hospitals divested in 2019 and 2020.

Information About Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and loss on sale of businesses, expense related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the CVR agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income (loss) attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this earnings release presents adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 99 affiliated hospitals in 17 states with an aggregate of approximately 16,000 licensed beds.

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CYH Announces First Quarter 2020 Results

April 28, 2020

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, April 29, 2020, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the first quarter ended March 31, 2020. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2020 Results

April 28, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Net operating revenues	$3,025	$3,376
Net income (loss) (f), (g)	34	(101)
Net income (loss) attributable to Community Health Systems, Inc. stockholders	18	(118)
Adjusted EBITDA (c)	309	391
Net cash provided by operating activities	57	133

Earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$0.15	$(1.04)
Diluted (e), (f), (g)	0.15	(1.04)

Weighted-average number of shares outstanding (d):
Basic	114	113
Diluted	114	113

For footnotes, see pages 11, 12 and 13.

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CYH Announces First Quarter 2020 Results

April 28, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020			2019
	Amount	% of Net Operating Revenues		Amount	% of Net Operating Revenues
Net operating revenues	$3,025	100.0%		$3,376	100.0%

Operating costs and expenses:
Salaries and benefits	1,408	46.4%		1,542	45.7%
Supplies	498	16.5%		558	16.5%
Other operating expenses	737	24.4%		811	24.1%
Government and other legal settlements and related costs (g)	2	0.1%		5	0.1%
Lease cost and rent	81	2.7%		80	2.4%
Depreciation and amortization	144	4.8%		153	4.5%
Impairment and loss on sale of businesses, net (f)	45	1.5%		38	1.1%

Total operating costs and expenses	2,915	96.4%		3,187	94.4%

Income from operations (f), (g)	110	3.6%		189	5.6%
Interest expense, net	262	8.7%		257	7.6%
Loss from early extinguishment of debt	4	0.1%		31	0.9%
Equity in earnings of unconsolidated affiliates	(7)	(0.3	) %	(5)	(0.1	) %

Loss before income taxes	(149)	(4.9	) %	(94)	(2.8	) %
(Benefit from) provision for income taxes	(183)	(6.0	) %	7	0.2%

Net income (loss) (f), (g)	34	1.1%		(101)	(3.0	) %
Less: Net income attributable to noncontrolling interests	16	0.5%		17	0.5%

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$18	0.6%		$(118)	(3.5	) %

Earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$0.15			$(1.04)

Diluted (e), (f), (g)	$0.15			$(1.04)

Weighted-average number of shares outstanding (d):
Basic	114			113

Diluted	114			113

For footnotes, see pages 11, 12 and 13.

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CYH Announces First Quarter 2020 Results

April 28, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2020	2019

Net income (loss)	$34	$(101)
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	—	(2)
Net change in fair value of available-for-sale debt securities, net of tax	2	2

Other comprehensive income	2	—

Comprehensive income (loss)	36	(101)
Less: Comprehensive income attributable to noncontrolling interests	16	17

Comprehensive income (loss) attributable to Community Health Systems, Inc. stockholders	$20	$(118)

For footnotes, see pages 11, 12 and 13.

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CYH Announces First Quarter 2020 Results

April 28, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store
	2020	2019	% Change	2020	2019	% Change
Number of hospitals (at end of period)	99	106		98	98
Licensed beds (at end of period)	15,620	16,956		15,439	15,614
Beds in service (at end of period)	13,757	15,195		13,682	13,915
Admissions	128,248	147,888	–13.3%	127,845	134,882	–5.2%
Adjusted admissions	270,156	309,875	–12.8%	268,965	282,530	–4.8%
Patient days	579,937	677,081		578,220	613,141
Average length of stay (days)	4.5	4.6		4.5	4.5
Occupancy rate (average beds in service)	46.1%	48.0%		46.3%	49.0%
Net operating revenues	$3,025	$3,376	–10.4%	$3,016	$3,125	–3.5%
Net inpatient revenues as a % of net operating revenues	47.9%	48.7%		47.8%	48.5%
Net outpatient revenues as a % of net operating revenues	52.1%	51.3%		52.2%	51.5%
Income from operations (f), (g)	$110	$189	–41.8%
Income from operations as a % of net operating revenues	3.6%	5.6%
Depreciation and amortization	$144	$153
Equity in earnings of unconsolidated affiliates	$(7)	$(5)
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$18	$(118)	115.3%
Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	0.6%	–3.5%
Adjusted EBITDA (c)	$309	$391	–21.0%
Adjusted EBITDA as a % of net operating revenues	10.2%	11.6%
Net cash provided by operating activities	$57	$133	–57.1%

For footnotes, see pages 11, 12 and 13.

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CYH Announces First Quarter 2020 Results

April 28, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$246	$216
Patient accounts receivable	2,100	2,258
Supplies	354	354
Prepaid income taxes	47	48
Prepaid expenses and taxes	188	193
Other current assets	425	358

Total current assets	3,360	3,427

Property and equipment	9,618	9,653
Less accumulated depreciation and amortization	(4,096)	(4,045)

Property and equipment, net	5,522	5,608

Goodwill	4,322	4,328

Deferred income taxes	50	38

Other assets, net	2,191	2,208

Total assets	$15,445	$15,609

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$30	$20
Current operating lease liabilities	132	136
Accounts payable	727	811
Accrued liabilities:
Employee compensation	593	594
Accrued interest	180	189
Other	503	532

Total current liabilities	2,165	2,282

Long-term debt (h)	13,525	13,385

Deferred income taxes	29	200

Long-term operating lease liabilities	514	487

Other long-term liabilities	846	894

Total liabilities	17,079	17,248

Redeemable noncontrolling interests in equity of consolidated subsidiaries	502	502

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 119,678,238 shares issued and outstanding at March 31, 2020, and 117,822,631 shares issued and outstanding at December 31, 2019	1	1
Additional paid-in capital	2,001	2,008
Accumulated other comprehensive loss	(7)	(9)
Accumulated deficit	(4,200)	(4,218)

Total Community Health Systems, Inc. stockholders’ deficit	(2,205)	(2,218)
Noncontrolling interests in equity of consolidated subsidiaries	69	77

Total stockholders’ deficit	(2,136)	(2,141)

Total liabilities and stockholders’ deficit	$15,445	$15,609

For footnotes, see pages 11, 12 and 13.

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CYH Announces First Quarter 2020 Results

April 28, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2020	2019

Cash flows from operating activities
Net income (loss)	$34	$(101)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	144	153
Deferred income taxes	(184)	6
Government and other legal settlements and related costs (g)	2	5
Stock-based compensation expense	2	3
Impairment and loss on sale of businesses, net (f)	45	38
Loss from early extinguishment of debt	4	31
Other non-cash expenses, net	49	36
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	158	(10)
Supplies, prepaid expenses and other current assets	(53)	14
Accounts payable, accrued liabilities and income taxes	(78)	17
Other	(66)	(59)

Net cash provided by operating activities	57	133

Cash flows from investing activities
Acquisitions of facilities and other related businesses	—	(4)
Purchases of property and equipment	(99)	(121)
Proceeds from disposition of hospitals and other ancillary operations	2	161
Purchases of available-for-sale debt securities and equity securities	(17)	(15)
Proceeds from sales of available-for-sale debt securities and equity securities	21	32
Increase in other investments	(16)	(34)

Net cash (used in) provided by investing activities	(109)	19

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(1)
Deferred financing costs and other debt-related costs	(32)	(25)
Proceeds from noncontrolling investors in joint ventures	—	1
Redemption of noncontrolling investments in joint ventures	(2)	(1)
Distributions to noncontrolling investors in joint ventures	(30)	(27)
Proceeds from sale-lease back	2	—
Other borrowings	14	12
Issuance of long-term debt	1,462	1,840
Proceeds from ABL facility	540	25
Repayments of long-term indebtedness	(1,871)	(1,895)

Net cash provided by (used in) financing activities	82	(71)

Net change in cash and cash equivalents	30	81
Cash and cash equivalents at beginning of period	216	196

Cash and cash equivalents at end of period	$246	$277

For footnotes, see pages 11, 12 and 13.

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CYH Announces First Quarter 2020 Results

April 28, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested hospitals through the effective closing date of each respective divestiture. Same-store operating results and statistical information exclude the results of a hospital acquired in 2019 and the hospitals divested in 2019 and 2020. There were no discontinued operations reported for 2019 and 2020.

(b)	The following table provides information needed to calculate earnings (loss) per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended March 31,
	2020	2019
Net income (loss) attributable to Community Health Systems, Inc. common stockholders:
Net income (loss)	$34	$(101)
Less: Income attributable to noncontrolling interests, net of taxes	16	17

Net income (loss) attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$18	$(118)

(c)

EBITDA is a non-GAAP financial measure which consists of net income (loss) attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and loss on sale of businesses, expense related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”), which is a key component in the determination of the Company’s compliance with some of the covenants under the ABL Facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility).

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CYH Announces First Quarter 2020 Results

April 28, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income (loss) attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended March 31,
	2020	2019
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$18	$(118)
Adjustments:
(Benefit from) provision for income taxes	(183)	7
Depreciation and amortization	144	153
Net income attributable to noncontrolling interests	16	17
Interest expense, net	262	257
Loss from early extinguishment of debt	4	31
Impairment and loss on sale of businesses, net	45	38
Expense from government and other legal settlements and related costs	2	5
Expense from settlement and legal expenses related to cases covered by the CVR	1	1

Adjusted EBITDA	$309	$391

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended March 31,
	2020	2019
Weighted-average number of shares outstanding - basic	114	113
Add effect of dilutive securities:
Stock awards and options	—	—

Weighted-average number of shares outstanding - diluted	114	113

The effect of restricted stock and stock option awards on the diluted shares calculation was an increase of 77,812 shares during the three months ended March 31, 2020. The Company generated a net loss attributable to Community Health Systems, Inc. common stockholders for the three months ended March 31, 2019, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income during the three months ended March 31, 2019, the effect of restricted stock and stock option awards on the diluted shares calculation would have been an increase in shares of 59,261.

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CYH Announces First Quarter 2020 Results

April 28, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net income (loss) attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, to net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended March 31,
	2020	2019
Net income (loss), as reported	$0.15	$(1.04)
Adjustments:
Loss from early extinguishment of debt	0.02	0.20
Impairment and loss on sale of businesses, net	0.31	0.26
Expense from government and other legal settlements and related costs	0.01	0.03
Expense from settlement and legal expenses related to cases covered by the CVR	0.01	0.01
Change in tax valuation allowance	(2.10)	—

Net loss, excluding adjustments	$(1.59)	$(0.53)

(f)

Both income from operations and net income (loss) for the three months ended March 31, 2020 and 2019, included non-cash expense of approximately $45 million and $38 million, respectively, primarily from impairment charges to reduce the value of long-lived assets, including allocated goodwill, at hospitals that the Company has identified for sale or has sold, and at certain underperforming hospitals. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The $(0.01) per share (diluted) and $(0.03) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months ended March 31, 2020 and 2019, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses.

(h)

At March 31, 2020, the Company had outstanding borrowings of $380 million and approximately $239 million of additional borrowing capacity (after taking into consideration $150 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces First Quarter 2020 Results

April 28, 2020

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; the volume of COVID-19 patients cared for across our health systems; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation on us; changes in net revenue due to patient volumes, payor mix and deteriorating macroeconomic conditions; potential increased expenses related to labor, supply chain or other expenditures; workforce disruptions; and supply shortages and disruptions;

•

uncertainty regarding the implementation of the CARES Act, the PPPHCE Act, and any other future stimulus measures related to COVID-19, including the magnitude and timing of any future payments or benefits we may receive thereunder;

•	general economic and business conditions, both nationally and in the regions in which we operate, including economic and business conditions resulting from the COVID-19 pandemic;

•

the impact of current or future federal and state health reform initiatives, including, without limitation, the Affordable Care Act, and the potential for the Affordable Care Act to be repealed or found unconstitutional or otherwise invalidated, or for additional changes to the law, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants, as well as risks associated with disruptions in the financial and capital markets as the result of the COVID-19 pandemic which could impact us from a financing and liquidity perspective;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations which are adopted in connection with the COVID-19 pandemic;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

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CYH Announces First Quarter 2020 Results

April 28, 2020

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the coronavirus known as COVID-19 as noted above;

•	the impact of cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	changes in interpretations, assumptions and expectations regarding the Tax Cuts and Jobs Act; and

•

the other risk factors set forth in our in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 20, 2020, and other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months ended March 31, 2020, are not necessarily indicative of the results that may be experienced for any future periods. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-